MICROPAC INDUSTRIES, INC.
                             905 East Walnut Street
                              Garland, Texas 75040

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held February 25, 1999



TO THE STOCKHOLDERS OF MICROPAC INDUSTRIES, INC.


         Notice is hereby given that the Annual Meeting of Stockholders of Micropac Industries, Inc. (the "Company"), will be held on Thursday, February 25, 1999, at 11:00 a.m., Central Standard Time, in the Garland Performing Arts Center, 300 N. Fifth St., Garland, Texas for the following purposes:

                  1. To elect four directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.

                  2. To transact such other business that may properly be brought before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on January 11, 1999 as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         The enclosed proxy is solicited by the Board of Directors of the Company. Further information regarding the matters to be acted upon at the Annual Meeting are contained in the attached Proxy Statement.

         MANAGEMENT HOPES THAT YOU WILL ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY TO ASSURE THAT YOU ARE REPRESENTED AT THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN PROXIES.

                                    By Order of the Board of Directors


                                    JAMES K. MURPHEY, Secretary

DATED:   January 15, 1999

                            MICROPAC INDUSTRIES, INC.
                             905 EAST WALNUT STREET
                              GARLAND, TEXAS 75040

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 25, 1999


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Micropac Industries, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders that will be held on February 25, 1999, at the time and place and for the purposes set forth in the foregoing notice. This Proxy Statement, the foregoing notice and the enclosed proxy are first being sent to stockholders on or about January 20, 1999.

         The Company's Annual Report to Stockholders for the fiscal year ended November 30, 1998 is enclosed.

         The Board of Directors does not intend to bring any matter before the meeting except those specifically indicated in the foregoing notice and does not know of anyone else who intends to do so. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote, or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted FOR the election as directors of the Company of the four persons named in the section captioned "Election of Directors".

         Any proxy may be revoked at any time prior to its exercise by notifying the Company's Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

         Only holders of record of common stock at the close of business on January 11, 1999 are entitled to notice of and to vote at the meeting. On that date there were 3,627,151 shares of common stock outstanding, each of which is entitled to one vote in person or by proxy on all matters properly brought before the meeting.
Cumulative voting of shares in the election of directors is prohibited.

         The presence, in person or by proxy, of the holders of a majority of the outstanding common stock is necessary to constitute a quorum at the meeting. In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Other matters, if any, to be voted on at the meeting require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

                            MICROPAC INDUSTRIES, INC.
             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

         The following table shows the number and percentage of shares of the Company's common stock beneficially owned (a) by each person known by the Company to own 5% or more of the outstanding common stock, (b) by each director and nominee, and (c) by all present officers and directors as a group.

Name and Address                            Number of Shares          Percent
of Beneficial Owner                        Beneficially Owned        of Class(1)
-------------------                        ------------------        -----------

Heinz-Werner Hempel (2)(3)                    1,952,577                   53.8%
Hanseatische Waren-Gesellschaft
         MBH & Co., KG
Am Wall 127
28195 Bremen 1 Germany

Nicholas Nadolsky (3)                         1,048,836                   28.9%
1322 Briar Hollow
Garland, Texas 75043

H. Kent Hearn (3)                                 3,500           Less than .1%
1409 Briar Hollow
Garland, Texas 75043

James K. Murphey (3)                               -0-                   -
2290 One Galleria Tower
13355 Noel Road, L.B. 75
Dallas, Texas 75240

All officers and directors                    3,010,913                   83.0%
  as a group (5 Persons)

-----------------------

(1) Calculated on the basis of the 3,627,151 outstanding shares. There are no options, warrants, or convertible securities outstanding.

(2) The Company and Mr. Heinz-Werner Hempel are parties to an Ancillary Agreement entered into in March 1987. The Ancillary Agreement primarily obligates the Company to register Mr. Hempel's stock and allows Mr. Hempel to participate in any sale of stock by the Company.

(3) A director of the Company. Each incumbent director has been nominated for reelection at the Annual Meeting.

                              ELECTION OF DIRECTORS



         The Board of Directors has determined that the Board should be limited to four directors and four directors are to be elected at the Meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. Proxies solicited hereby will be voted FOR the election of the four nominees named below unless authority is withheld by the stockholder. Messrs. Nadolsky, Hearn, Hempel and Murphey are currently directors of the Company.

                                     Position(s) With
Name                      Age         the Company                 Director Since
----                      ---        ----------------             --------------

Nicholas Nadolsky          65        Chairman of the Board         March 1974
                                     President and Director

H. Kent Hearn              63        Director                      February 1983

Heinz-Werner Hempel        70        Director                      February 1997

James K. Murphey           56        Director                      March 1990



         Mr. Nadolsky has served as President and Chief Executive Officer of the Company for more than twenty-five (25) years.

         Mr. Hearn is currently employed as a stockbroker by Milkie/Ferguson Investments, Inc. Mr. Hearn was formerly employed by Harris Securities, Dallas Texas.

         Mr. Hempel is the Chief Operating Officer of Hanseatische Waren-Gesellschaft MBH & Co, KG, Bremen Germany.

         Mr. Murphey is an attorney and member of the law firm of Secore & Waller, L.L.P. in Dallas, Texas. Prior to 1998, Mr. Murphey was a member of the law firm of Glast, Phillips & Murray, P.C. in Dallas, Texas.

         The Board of Directors held five (5) meetings during the year ended November, 1998. Directors receive a fee of $500.00 for each meeting. Mr. Nadolsky received fees of $2,500 in 1998, which amount is included in the "Other Compensations" column.

         The Board of Directors does not have standing audit, nominating, or compensation committee or committees performing similar functions.

                    MANAGEMENT REMUNERATION AND TRANSACTIONS

Remuneration
------------

         The following table shows as of November 30, 1998, all cash compensation paid to, or accrued and vested for the account of Mr. Nicholas Nadolsky, Chairman of the Board and Chief Executive Officer and Ms. Connie Wood, Vice President.

                               Annual Compensation
                               -------------------

Name and                            Annual                Other      All Other
Principal Position        Year      Salary       Bonus    Comp.     Compensation
================================================================================

Nicholas Nadolsky,        1998      $312,026     -0-      $2,500      $14,134.11
Chairman of the Board     1997      $305,936     -0-      $2,000      $13,426.00
and Chief Executive       1996      $299,924     -0-      $2,000      $ 9,069.00
Officer (1)

Connie Wood,              1998      $113,653     -0-                  $ 9,261.64
Vice President            1997      $109,000     -0-                  $11,021.00
                          1996      $102,427     -0-                  $ 6,901.00

================================================================================

(1) Mr. Nadolsky has been employed as the Chairman of the Board and Chief Executive Officer since May 1974 pursuant to employment agreements which have been periodically amended and renewed. The present employment agreement provides that if the Company elects to terminate the employment agreement prior to March 1, 1999, for reasons other than Mr. Nadolsky's inability or unwillingness to perform his obligations, the Company is obligated to pay Mr. Nadolsky his salary for eighteen (18) months after the date of termination.


Benefit Plans
-------------

         The Company maintains a Family Medical Reimbursement Plan for the benefit of its executive officers and their dependents. The Plan is funded through a group insurance policy issued by an independent carrier and provides for reimbursement of 100% of all bona fide medical and dental expenses that are not covered by other medical insurance plans. During the fiscal year ended November 30, 1998, Mr. Nadolsky received reimbursements of $4,534.11 and Ms. Wood received $2,648.64, which amounts are included in the "All Other Compensation" columns shown in the preceding remuneration table.

         In July 1984, the Company  adopted a Salary  Reduction Plan pursuant to
Section 401(k) of the Internal Revenue Code. The Plan's benefits are available to all Company employees who are at least 18 years of age and have completed at least six months of service to the Company as of the beginning of a Plan year. Plan participants may elect to defer up to 15% of their total compensation as their contributions, subject to the maximum allowed by the Internal Revenue code 401(k), and the Company matches their contributions up to a maximum of 6% of their total compensation. A participant's benefits vest to the extent of 20% after three years of eligible service and become fully vested at the end of seven years.

         During the fiscal year ended November 30, 1998, the Company made contributions to the Plan for Mr. Nadolsky in the amount of $9,600 and for Ms. Wood in the amount of $6,613, which amounts are included in the "All Other Compensation" column shown in the preceding remuneration table.

         The Employment Agreement provides that the Company is the owner of insurance policies on Mr. Nadolsky's life in the amount of $1,000,000. Mr. Nadolsky has the option to require that these policies be transferred to him in return for the payment of future premium payments. The insurance premiums paid by the Company on these policies in 1998 were $37,931.28, which amount is not included in the "All Other Compensation" column shown in the preceding remuneration table.

         Mr. Nadolsky notified the Company in December 1998 that he would require that ownership of these policies and their cash surrender value be transferred to him in January 1999. On January 5, 1999, these policies were transferred to Mr. Nadolsky.


Interest In Certain Transactions
--------------------------------

         Since 1980, the Company has leased a 4,800 square-foot building from Mr. Nadolsky which is used primarily for manufacturing. The lease originally provided for a monthly rental of $1,900 (an amount based upon a January, 1984, independent appraisal of the building's value) and was to have expired on January 1, 1987. The Company elected to extend the term of this lease for a three year period expiring on January 1, 1990, pursuant to a renewal option contained in the original lease. The renewal option allowed for an increase based on changes in the consumer price index using 1985 as a base year. The lease was renewed for a five (5) year period ending December 31, 1994. The rental paid to Mr. Nadolsky pursuant to this lease was $34,874.50 for the fiscal year ended November 30, 1998. Effective January 1, 1995, this lease was extended for a five (5) year period on the same terms and conditions.

         Effective June 26, 1989, Mr. Nadolsky and Mr. Heinz-Werner Hempel entered into a shareholders agreement whereby they agreed that their shares of the Company's common stock would be jointly voted. This agreement further provides that if either Mr. Nadolsky or Mr. Hempel receives an offer to purchase his stock, neither party will sell such stock unless both agree that such sale is in the best interest of the Company; if they do not agree, neither of them shall sell such stock. Either party also has the right to give the other party the option to terminate the agreement by offering to purchase the other's shares.

         The shares owned by Mr. Nadolsky and Mr. Hempel constitute 82.7% of the total outstanding shares of the Company's common stock. Mr. Hempel owns 53.8% of the Company's common stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen & Company has served as independent accountants since 1975 and has been responsible for the Company's financial statements for the fiscal year ended November 30, 1998.

         Management anticipates that a representative from Arthur Andersen & Co. will be present at the Annual Meeting to be given the opportunity to make a
statement  if  he  desires  to  do  so.  It  is  also   anticipated   that  such
representative will be available to respond to appropriate questions from stockholders.


                                  ANNUAL REPORT

         The Company has filed with the Securities and Exchange Commission an annual report on Form 1OKSB under the Securities Exchange Act of 1934, for the fiscal year ended November 30, 1998. Upon written request, the Company will furnish any person who is a stockholder of the Company as of January 11, 1999 a copy of that report, including the financial statements and schedules thereto, without charge. Any such written request should be addressed to Mr. Dave Hendon, Micropac Industries, Inc., P. O. Box 469017, Garland, Texas 75046. The written request must include a representation that on January 11, 1999 the person making the request was a beneficial owner of the Company's Common Stock.


                         COST OF SOLICITATION OF PROXIES

         The Company will bear the costs of the solicitation of proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and all charges to brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers and regular employees of the Company.



                             STOCKHOLDERS PROPOSALS

         Any stockholder proposing to have any appropriate matter brought before the next Annual Meeting of Stockholders scheduled for February, 2000, must submit such proposal in accordance with the proxy rules of the Securities and Exchange Commission. Such proposal should be sent to Mr. Dave Hendon, P. 0. Box 469017, Garland, Texas 75046, no later than November 1, 1999.